Exhibit 99.1

Cracker Barrel Reports Results for Third Quarter Fiscal 2014

Adjusted EPS increased 20.6% over EPS in prior year quarter

LEBANON, Tenn. – May 28, 2014 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq:CBRL) today reported financial results for the third quarter of fiscal 2014 ended May 2, 2014.

Third-Quarter Fiscal 2014 Highlights

•	Tenth consecutive quarter of outperformance of the Knapp-TrackTM casual dining index

•	Compared to the prior-year third quarter, total sales increased 0.5%, comparable store restaurant sales decreased 0.6% and comparable store retail sales increased 0.9%.

•	On a GAAP basis, operating income margin was 7.0% of total revenue, or 7.2% when adjusted for expenses associated with the Special Meeting of Cracker Barrel Shareholders, compared with 6.9% in the prior year quarter. (See non-GAAP reconciliation below.)

•	On a GAAP basis, earnings per diluted share were $1.20, or $1.23 when adjusted for special meeting expenses, a 20.6% increase over earnings per diluted share of $1.02 in the prior year quarter.

•	As previously disclosed, the Board approved a quarterly dividend increase of 33% to $1.00 per share.

Commenting on the third-quarter results, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “Like many in our industry, Cracker Barrel continued to face headwinds during the quarter from severe winter weather, a challenging consumer environment and an increasingly promotional competitive landscape. Nevertheless, we continued to outperform our peers in the Knapp-Track casual dining index for the tenth consecutive quarter, while our field teams focused on controlling costs and preserving our operating margins.”

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Cracker Barrel Reports Third Quarter Results

May 28, 2014

Third-Quarter Fiscal 2014 Results

Revenue

The Company reported total revenue of $643.3 million for the third quarter of fiscal 2014, representing an increase of 0.5% over the third quarter of the prior year. Comparable store restaurant sales decreased 0.6%, as a 2.9% decline in customer traffic was partially offset by a 2.3% increase in average check. The average menu price increase for the quarter was approximately 1.8%. Comparable store retail sales increased 0.9% for the quarter. The Company opened two stores during the third quarter, for a total of three new store openings year-to-date.

Comparable store restaurant traffic, average check, and comparable store restaurant and retail sales for the fiscal months of February, March and April and for the third quarter were as follows:

	February	March	April	Third Quarter
Comparable restaurant traffic	-4.9%	-4.0%	-0.4%	-2.9%
Average check	2.2%	2.0%	2.6%	2.3%
Comparable restaurant sales	-2.7%	-2.0%	2.2%	-0.6%
Comparable retail sales	-5.8%	-5.0%	11.0%	0.9%

Operating Income

GAAP operating income in the third quarter was $45.2 million, or 7.0% of total revenue. Adjusted for special meeting expenses, adjusted operating income was $46.3 million, or 7.2% of total revenue, compared with operating income of $44.2 million, or 6.9% of total revenue, in the prior year quarter. Reductions in cost of goods sold and general and administrative expenses as a percent of total revenue were partially offset by an increase in other store operating expenses.

Diluted Earnings per Share

On a GAAP basis, earnings per diluted share in the second quarter of fiscal 2014 were $1.20. Adjusted for special meeting expenses, adjusted earnings per diluted share were $1.23, representing a 20.6% increase compared with earnings per diluted share of $1.02 in the prior year quarter.

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Cracker Barrel Reports Third Quarter Results

May 28, 2014

Fiscal 2014 Outlook

Based upon year-to-date financial performance, the Company expects to report earnings per diluted share for the 2014 fiscal year of between $5.50 and $5.60, which implies adjusted EPS for the fourth quarter of between $1.50 and $1.60. The Company now expects total revenue for the year of approximately $2.7 billion and an operating income margin between 7.7% and 7.9% of total revenue. The revenue projection for fiscal 2014 reflects the expected opening of seven new Cracker Barrel stores, projected increases in comparable store restaurant sales of approximately 0.5%, and approximately flat comparable store retail sales. The Company’s projections are based upon expected food commodity inflation of approximately 2% for the year, and 2.5% for the fourth quarter. The Company expects annual depreciation expense between $68 million and $70 million; net interest expense between $17 million and $18 million; and an effective tax rate of between 31% and 32%. The Company expects capital expenditures for fiscal 2014 to be between $90 million and $100 million.

The Company notes that its annual earnings guidance does not include expenses related to the proxy contest at its annual shareholders meeting held on November 13, 2013 or expenses associated with the special shareholders meeting held on April 23, 2014. The Company reminds investors that its outlook for fiscal 2014 reflects a number of assumptions, many of which are outside the Company’s control.

Fiscal 2014 Third-Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public online at investor.crackerbarrel.com on May 28, 2014 beginning at 11:00 a.m. (Eastern Time). An online replay will be available at 2:00 p.m. (Eastern Time) and continue through June 11, 2014.

About Cracker Barrel

Cracker Barrel Old Country Store provides a friendly home-away-from-home in its old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurants serve up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as our signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Cracker Barrel Old Country Store, Inc. (Nasdaq:CBRL) was established in 1969 in Lebanon, Tenn. and operates 627 company-owned locations in 42 states. Every Cracker Barrel store is open seven days a week with hours Sunday through Thursday, 6 a.m. – 10 p.m., and Friday and Saturday, 6 a.m. – 11 p.m. For more information, visit: crackerbarrel.com.

CBRL-F

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Cracker Barrel Reports Third Quarter Results

May 28, 2014

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q3 FY14 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, weather on sales and customer travel, and discretionary income or personal expenditure activity of our customers; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to successfully implement or sustain plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; our ability to successfully implement plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our substantial indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America; and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications.

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Cracker Barrel Reports Third Quarter Results

May 28, 2014

Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Cracker Barrel Old Country Store

Investors:

Lawrence E. Hyatt, 615-235-4432

or

Media:

Andy Merrill, 212-886-9304

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Cracker Barrel Reports Third Quarter Results

May 28, 2014

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Third Quarter Ended			Nine Months Ended
	5/2/14	5/3/13	Percentage Change	5/2/14	5/3/13	Percentage Change
Total revenue	$643,298	$640,407	1%	$1,990,930	$1,970,529	1%
Cost of goods sold	201,507	201,982	0	650,451	644,027	1

Gross profit	441,791	438,425	1	1,340,479	1,326,502	1
Labor and other related expenses	242,977	241,864	1	718,466	719,474	0
Other store operating expenses	121,060	116,408	4	374,501	354,859	6

Store operating income	77,754	80,153	(3)	247,512	252,169	(2)
General and administrative expenses	32,541	35,981	(10)	99,356	105,492	(6)

Operating income	45,213	44,172	2	148,156	146,677	1
Interest expense	4,327	10,194	(58)	13,205	31,199	(58)

Pretax income	40,886	33,978	20	134,951	115,478	17
Provision for income taxes	12,158	9,376	30	42,008	32,516	29

Net income	$28,728	$24,602	17	$92,943	$82,962	12

Earnings per share – Basic:	$1.21	$1.04	16	$3.90	$3.50	11

Earnings per share – Diluted:	$1.20	$1.02	18	$3.88	$3.47	12

Weighted average shares:
Basic	23,820,309	23,760,589	0	23,816,841	23,683,133	1
Diluted	23,978,474	24,006,821	0	23,958,058	23,913,226	0

Ratio Analysis
Total revenue:
Restaurant	81.4%	81.6%		79.1%	78.9%
Retail	18.6	18.4		20.9	21.1

Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold	31.3	31.5		32.7	32.7

Gross profit	68.7	68.5		67.3	67.3
Labor and other related expenses	37.8	37.8		36.1	36.5
Other store operating expenses	18.8	18.2		18.8	18.0

Store operating income	12.1	12.5		12.4	12.8
General and administrative expenses	5.1	5.6		5.0	5.4

Operating income	7.0	6.9		7.4	7.4
Interest expense	0.6	1.6		0.6	1.5

Pretax income	6.4	5.3		6.8	5.9
Provision for income taxes	1.9	1.5		2.1	1.7

Net income	4.5%	3.8%		4.7%	4.2%

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Cracker Barrel Reports Third Quarter Results

May 28, 2014

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	5/2/14	5/3/13
Assets
Cash and cash equivalents	$88,239	$58,457
Property held for sale	0	884
Accounts receivable	16,402	14,406
Income tax receivable	3,570	1,435
Inventory	147,378	134,131
Prepaid expenses	13,148	16,016
Deferred income taxes	4,339	7,407
Property and equipment, net	1,034,834	1,016,811
Other long-term assets	60,625	60,126

Total assets	$1,368,535	$1,309,673

Liabilities and Shareholders’ Equity
Accounts payable	$71,971	$72,732
Other current liabilities	240,024	183,127
Long-term debt	381,250	400,000
Interest rate swap liability	7,908	16,888
Other long-term obligations	122,223	119,855
Deferred income taxes	57,956	61,739
Shareholders’ equity, net	487,203	455,332

Total liabilities and shareholders’ equity	$1,368,535	$1,309,673

Common shares issued and outstanding	23,820,500	23,757,956

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Cracker Barrel Reports Third Quarter Results

May 28, 2014

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Nine Months Ended
	5/2/14	5/3/13
Cash flows from operating activities:
Net income	$92,943	$82,962
Depreciation and amortization	50,601	49,000
Loss on disposition of property and equipment	3,159	2,324
Share-based compensation, net of excess tax benefit	5,520	9,035
(Decrease) increase in inventories	(691)	9,136
(Decrease) in accounts payable	(38,666)	(28,539)
Net changes in other assets and liabilities	(11,669)	(17,219)

Net cash provided by operating activities	101,197	106,699

Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(62,337)	(45,738)
Proceeds from sale of property and equipment	1,572	550

Net cash used in investing activities	(60,765)	(45,188)

Cash flows from financing activities:
Net payments for credit facilities and other long-term obligations	(1)	(125,087)
(Taxes withheld) and proceeds from exercise of share-based compensation awards, net	(8,430)	5,195
Excess tax benefit from share-based compensation	612	1,961
Purchases and retirement of common stock	(12,473)	(3,570)
Dividends on common stock	(53,619)	(33,515)

Net cash used in financing activities	(73,911)	(155,016)

Net (decrease) in cash and cash equivalents	(33,479)	(93,505)
Cash and cash equivalents, beginning of period	121,718	151,962

Cash and cash equivalents, end of period	$88,239	$58,457

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Cracker Barrel Reports Third Quarter Results

May 28, 2014

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	5/2/14	5/3/13	5/2/14	5/3/13
Units in operation:
Open at beginning of period	625	621	624	616
Opened during period	2	1	3	6

Open at end of period	627	622	627	622

Total revenue: (In thousands)
Restaurant	$523,557	$522,642	$1,573,895	$1,555,111
Retail	119,741	117,765	417,035	415,418

Total revenue	$643,298	$640,407	$1,990,930	$1,970,529

Cost of goods sold: (In thousands)
Restaurant	$141,757	$141,617	$432,735	$423,138
Retail	59,750	60,365	217,716	220,889

Total cost of goods sold	$201,507	$201,982	$650,451	$644,027

Average unit volume: (In thousands)
Restaurant	$836.5	$840.8	$2,517.9	$2,506.5
Retail	191.3	189.4	667.2	669.6

Total	$1,027.8	$1,030.2	$3,185.1	$3,176.1

Operating weeks:	8,137	8,081	24,378	24,197

	Q3 2014 vs. Q3 2013	9 mo. 2014 vs. 9 mo. 2013
Comparable store sales period to period (decrease) increase:
Restaurant	-0.6%	0.5%
Retail	0.9%	-0.2%

Number of locations in comparable store base	616	609

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Cracker Barrel Reports Third Quarter Results

May 28, 2014

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP basis operating

results to adjusted non-GAAP operating results

(Unaudited and in thousands)

The Company makes reference in this release to “adjusted store operating income,” “adjusted operating income,” “adjusted net income,” “adjusted earnings per diluted share,” and “adjusted general and administrative expenses,” excluding the impact of severance, special meeting and proxy contest expenses and the retroactive restatement of the work opportunities tax credit. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and as such, may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for operating income, net income, or earnings per share or expense information prepared in accordance with GAAP.

	Third Quarter ended May 2, 2014			Third Quarter ended May 3, 2013
	As Reported	Adjust	As Adjusted	As Reported	Adjust	As Adjusted
		(1)
Store operating income	$77,754	—	$77,754	$80,153	—	$80,153
General and administrative expenses	32,541	(1,113)	31,428	35,981		35,981

Operating income	45,213	1,113	46,326	44,172	—	44,172
Interest Expense	4,327	—	4,327	10,194	—	10,194

Pretax income	40,886	1,113	41,999	33,978	—	33,978
Provision for income taxes	12,158	346	12,504	9,376		9,376

Net income	$28,728	$767	$29,495	$24,602	$—	$24,602

Earning per share - Basic	$1.21	$0.03	$1.24	$1.04	$—	$1.04
Earning per share - Diluted	$1.20	$0.03	$1.23	$1.02	$—	$1.02

	Nine months ended May 2, 2014			Nine months ended May 3, 2013
	As Reported	Adjust	As Adjusted	As Reported	Adjust	As Adjusted
		(1)			(1) (2) (3)
Store operating income	$247,512	—	$247,512	$252,169	—	$252,169
General and administrative expenses	99,356	(4,313)	95,043	105,492	(5,634)	99,858

Operating income	148,156	4,313	152,469	146,677	5,634	152,311
Interest Expense	13,205	—	13,205	31,199	—	31,199

Pretax income	134,951	4,313	139,264	115,478	5,634	121,112
Provision for income taxes	42,008	1,343	43,351	32,516	3,847	36,363

Net income	$92,943	$2,970	$95,913	$82,962	$1,787	$84,749

Earning per share - Basic	$3.90	$0.12	$4.02	$3.50	$0.08	$3.58
Earning per share - Diluted	$3.88	$0.12	$4.00	$3.47	$0.07	$3.54

(1)	Charges and tax effects of the special meeting of shareholders or proxy contest at the annual shareholders meeting.
(2)	Severance, other charges and tax effects related to organizational changes.
(3)	Provision for taxes adjusted to exclude the $2.1 million prior year favorable effect of the retroactive reinstatement of the work opportunity tax credit.